                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig W. Allen and Kenneth H. Holec (each with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any or all amendments (including post-effective amendments) thereto, with respect to the Amended 1991 Long-Term Incentive and Stock Option Plan, the ShowCase Corporation 1999 Stock Incentive Plan and the ShowCase Corporation 1999 Employee Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Signature                                 Title                           Date
    ---------                                 -----                           ----

/s/ Kenneth H. Holec              President, Chief Executive Officer      June 29, 1999
--------------------------------  and Director
    Kenneth H. Holec              (principal executive officer)

/s/ Craig W. Allen                 Chief Financial Officer                June 29, 1999
--------------------------------   (principal financial officer and
    Craig W. Allen                 principal accounting officer)

/s/ Promod Haque                   Director                               June 29, 1999
--------------------------------
    Promod Haque

/s/ C. McKenzie Lewis III          Director                               June 29, 1999
--------------------------------
    C. McKenzie Lewis III

/s/ Jack Noonan                    Director                               June 29, 1999
--------------------------------
    Jack Noonan

/s/ Dennis Semerad                 Director                               June 29, 1999
--------------------------------
    Dennis Semerad